Exhibit 10.7

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of December 28, 2015 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and THE REALREAL. INC. (“Borrower”).

RECITALS

Borrower and Bank (as successor in interest by merger to Square I Bank) are parties to that certain Loan and Security Agreement dated as of September 19, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Bank and Borrower hereby agree that within [***] of the date of this Amendment Borrower shall deliver to Bank fully executed bailee agreements for each of Borrower’s leased premises or locations for which Borrower maintains or stores Inventory and/or Equipment. Borrower’s failure to deliver such executed bailee agreements as required pursuant to this Paragraph I shall constitute an immediate Event of Default.

2)	Section 2.1(b) of the Agreement is hereby amended and restated, as follows:

(b) Term Loan.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrower in an aggregate principal amount not to exceed Ten Million Dollars (S10.000.000) (each a “Term Loan” and collectively the “Term Loans”). Borrower may request Term Loans at any time from the date hereof through the Availability End Date. The proceeds of the Term Loans shall be used (A) first, to refinance all outstanding Term Loans (as such term is defined immediately prior to the fourth Amendment Effective Date) (the “Term Loan Refinance Amount”), and all accrued interest thereon on or about the Fourth Amendment Effective Date, and (B) second, for general corporate purposes and working capital expenditures.

(ii) Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and prior to the Availability End Date for the applicable Term Loan, shall be payable month beginning on the first day of the month next following such Term Loan, and continuing on the same day of each month thereafter. Any Term Loans that are outstanding on the Availability End Date shall be payable in 24 equal monthly installments of principal, plus all accrued interest, beginning on the date that is one month immediately following the Availability End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not he reborrowed. Borrower may prepay any Term Loan without penalty or premium.

(iii) Borrower hereby requests that Bank make a Term Loan in an amount equal to the Term Loan Refinance Amount on the Fourth Amendment Effective Date or as soon as practicable thereafter. To document this request, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the day on which such Term Loan is to he made. Such notice shall be substantially in the form of Exhibit C. The notice shall he signed by an Authorized Officer. When Borrower desires to obtain any subsequent Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the day on which such Term Loan is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by an Authorized Officer

3)	Section 2.1(c) and Section 2.1(d) of the Agreement are hereby deleted in their entirety.

4)	Section 2.3(a)(i) of the Agreement is hereby amended and restated, as follows:

(i) Term Loans. Except as set forth in Section 2.3(b), the Term Loans shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 1.50% above the Prime Rate then in effect, provided that such variable annual rate may not exceed 4.50%: or (B) 4.50%.

5) Section 6.7(a) of the Agreement is hereby amended and restated, as follows:

(a) Minimum Gross Revenue. Borrower’s quarterly Gross Revenue, measured as of the last day of each calendar quarter on a non-cumulative basis, shall be not less than the levels set forth in the table immediately below. Bank and Borrower hereby agree that, on or before February 15 of each year during the term of this Agreement, Borrower shall provide Bank with a board-approved budget for such year containing a forecast of Gross Revenue for each calendar quarter during such year, and, unless such budget is unsatisfactory to Bank, the minimum quarterly Gross Revenue for a particular quarter during such year shall be 80% of the forecasted Gross Revenue for such quarter. If such budget is unsatisfactory to Bank, then Bank and Borrower agree to discuss alternate levels. It shall be a violation by Borrower or this Section 6.7(a) if, following a reasonable period of discussion, Bank and Borrower fail to agree to minimum quarterly Gross Revenue covenant levels for such year. Both parties shall act in a commercially reasonable manner in the process of establishing and discussing the setting of covenant levels. Once agreed, the minimum quarterly Gross Revenue levels shall be incorporated into this Agreement through an amendment, which Bank and Borrower agree to execute promptly.

Reporting Period Ending	Minimum Gross Revenue
March 31, 2016	$	[***	]

June 30, 2016	$	[***	]

September 30, 2016	$	[***	]

December 31, 2016	$	[***	]

6) The following new defined term is hereby added to Exhibit A to the Agreement, as follows:

“Fourth Amendment Effective Date” means December 28, 2015.

“Gross Revenue” means gross revenue recognized in accordance with GAAP.

7) The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Availability End Date” means December 1, 2016.

“Credit Extension” means each Term Loan, or any other extension of credit, by Bank to or for the benefit of Borrower hereunder.

“Term Loan Maturity Date” means January 1, 2019.

8)

The defined terms “Credit Card Services Non-Formula Revolving Line”, “Credit Card Services Non-Formula Revolving Maturity Date”, “Series D Financing Milestone” and “Interest Only End Date” and “Term Loan B Maturity Date” and their corresponding definitions set forth in Exhibit A to the Agreement are hereby deleted in their entirety.

9)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

11)	This Amendment may be executed in two or more counterparts, each or which shall be deemed an original, but all of which together shall constitute one instrument.

12)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a) this Amendment, duly executed by Borrower:

b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery or this Amendment:

c) a Fourth Warrant to Purchase Stock, duly executed by Borrower:

d) payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts: and

e) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as or the first date above written.

THE REALREAL, INC.		PACIFIC WESTERN BANK
By:	/s/ Julie Wainwright	By:	/s/ Tim McDonough
Name:	Julie Wainwright	Name:	Tim McDonough
Title:	CEO	Title:	VP Technology

Signature Page to Fourth Amendment to Loan and Security Agreement